Exhibit No. 21


                   SUBSIDIARIES OF THE REGISTRANT

Domestic Subsidiary                  Foreign Subsidiaries
Westvaco Development Corporation     Rigesa, Ltda.
Summerville, South Carolina          Valinhos, Sao Paulo, Brazil

                                     Westvaco Asia, K.K.
                                     Tokyo, Japan

                                     Westvaco Europe, S.A.
                                     Brussels, Belgium

                                     Westvaco Canada, Ltd.
                                     Toronto, Canada

                                     Westvaco Foreign Sales Corporation
                                     Brussels, Belgium

                                     Westvaco Hong Kong, Ltd.
                                     Hong Kong

                                     Westvaco Korea, Ltd.
                                     Seoul, South Korea

                                     Westvaco de Mexico, S.A. de C.V.
                                     Mexico City, Mexico

                                     Westvaco Pacific Pty. Limited
                                     Sydney, Australia

                                     Westvaco Singapore Pte., Ltd.
                                     Singapore

                                     Westvaco Specialty Products, S.A.
                                     Brussels, Belgium

                                     Westvaco South Africa (Pty) Ltd.
                                     Cape Town, South Africa

                                     Westvaco Svitavy, SPOL. S R.O.
                                     Svitavy, Czech Republic

                                     Westvaco Taiwan, Ltd.
                                     Taipei, Taiwan

                                     Westvaco Worldwide Distribution, S.A.
                                     Neuchatel, Switzerland